Exhibit 99.1

Greenwave Announces Reverse Stock Split to Regain Nasdaq Compliance

Common stock will begin trading on reverse split-adjusted basis on August 25, 2025

(Chesapeake, VA) August 20, 2025 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq: GWAV), an operator of metal recycling facilities in Virginia, North Carolina, and Ohio, today announced that it intends to effect a reverse stock split of its common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 1 post-reverse split share for every 110 pre-reverse split shares. The reverse stock split will become effective at 5:00 p.m. Eastern Standard Time on Friday, August 22, 2025. The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol GWAV and will begin trading on a reverse split-adjusted basis when the market opens on Monday, August 25, 2025. The new CUSIP number of the Common Stock following the reverse stock split will be 57630J 502. The reverse stock split is intended to increase the per-share trading price of the Common Stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every 110 shares of the Company’s issued and outstanding Common Stock will be converted automatically into one issued and outstanding share of Common Stock without any change in the par value per share. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-reverse split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Equity Stock Transfer, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-reverse split number of shares.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Any fractional interest in Common Stock will be rounded up to the nearest whole share of Common Stock.

The reverse stock split will reduce the number of shares of Common Stock outstanding from 62,794,283 shares, the number of shares outstanding on August 22, 2025, to approximately 570,858 shares, subject to adjustment for fractional shares. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s options and warrants, as well as the applicable exercise price.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc., is an operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous) and implement several unique technologies to increase metal processing volumes and operating efficiencies, including a downstream recovery system and cloud-based ERP system.

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. Recycling steel provides key environmental benefits over virgin metals, including reduced energy use, lower CO2 emissions, lower waste, and conserving natural resources. The Company’s customers include large corporations, industrial manufacturers, retail customers, and government organizations. The Company plans to aggressively expand its footprint of locations by acquiring independent, profitable scrap yards in the coming months. For more information, please visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s Common Stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com